UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 27, 2015

Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way

Boise, Idaho 83716-9632

(Address of principal executive offices)

(208) 368-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On April 27, 2015, Micron Technology, Inc., a Delaware corporation (“Micron” or the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC, Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC, as representatives (the “Representatives”) of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell $550 million aggregate principal amount of 5.250% Senior Notes due 2024 (the “2024 Notes”) and $450 million aggregate principal amount of 5.625% Senior Notes due 2026 (the “2026 Notes” and together with the 2024 Notes, the “Notes”) in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Company intends to use the net proceeds from this offering to repay, repurchase or make other payments with respect to the extinguishment of its debt, including its convertible notes, and for general corporate purposes. The Purchase Agreement contains customary representations, warranties and covenants by the Company together with customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities. The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The summary of the foregoing transaction is qualified in its entirety by reference to the text of the Purchase Agreement.

Indentures

The 2024 Notes are governed by an indenture (the “2024 Indenture”), dated as of April 30, 2015, by and between Micron and U.S. Bank National Association, as trustee (the “Trustee”). The 2026 Notes are governed by an indenture (the “2026 Indenture” and together with the 2024 Indenture, the “Indentures”), dated as of April 30, 2015, by and between Micron and the Trustee. The 2024 Notes mature on January 15, 2024, and interest on the 2024 Notes accrues at a rate of 5.250% per annum, payable in cash semi-annually on January 15 and July 15 of each year, commencing on July 15, 2015. The 2026 Notes mature on January 15, 2026, and interest on the 2026 Notes accrues at a rate of 5.625% per annum, payable in cash semi-annually on January 15 and July 15 of each year, commencing on July 15, 2015.

Prior to May 1, 2018, in the case of the 2024 Notes, and prior to May 1, 2020, in the case of the 2026 Notes, Micron may redeem the Notes of such series, in whole or in part, at a price equal to 100% of the principal amount thereof, plus a “make-whole” premium and accrued and unpaid interest, if any. On or after May 1, 2018, in the case of the 2024 Notes, and on or after May 1, 2020, in the case of the 2026 Notes, Micron may redeem the Notes of such series, in whole or in part, at specified prices that decline over time, plus accrued and unpaid interest, if any. In addition, Micron may use the net cash proceeds of one or more equity offerings to redeem up to 35% of the aggregate principal amount of the 2024 Notes and up to 35% of the aggregate principal amount of the 2026 Notes prior to May 1, 2018 at a price equal to 105.250% and 105.625%, respectively, of the principal amount thereof plus accrued and unpaid interest, if any.

If Micron experiences specified change of control triggering events, Micron must offer to repurchase the Notes of each series at a price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any.

Each Indenture contains covenants that, among other things, restricts the ability of Micron and/or its domestic restricted subsidiaries (which are generally domestic subsidiaries in which Micron owns at least 80% of the voting stock) to:

•                  create or incur certain liens and enter into sale and lease-back transactions;

•                  create, assume, incur or guarantee additional indebtedness; and

•                  consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets, to another person.

These covenants are subject to a number of limitations and exceptions set forth in each Indenture.

The following events are considered events of default under the Indenture for each series of Notes:

•                  Micron’s failure to pay principal or premium, if any, on any Note of such series when due at maturity, upon redemption or otherwise;

•                  Micron’s failure to pay interest, including any additional interest, on any of the Notes of such series for 30 days after the date when due;

•                  Micron’s failure to give timely notice of specified change of control triggering events, which failure continues for a period of 30 days;

•                  the failure by Micron or any of its subsidiaries to comply with any other agreement under the applicable Indenture for a period of 90 days after receiving notice of such failure from the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series as required by such Indenture; and

•                  certain events of bankruptcy, insolvency or reorganization with respect to Micron or any of its significant subsidiaries (as defined in each Indenture) which specified events shall not include (i) certain events under the laws of jurisdictions other than the laws of the jurisdiction of such person’s incorporation or organization or the jurisdiction of its head office or jurisdictions in which all or substantially all of such person’s assets are located, and (ii) specified events with respect to any such person as a result of bankruptcy, insolvency or reorganization proceedings that were ongoing or in process at the time such person became a subsidiary or any related proceedings (including alternate proceedings) or other such proceedings that are in the nature of either a continuation or extension thereof.

If an event of default described in the last bullet point above occurs and is continuing with respect to Micron, then the entire principal amount plus accrued and unpaid interest of the outstanding Notes of such series will automatically become due and immediately payable without any further action or notice. If any other event of default under the applicable Indenture occurs and is continuing, then either the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series may declare the entire principal amount plus accrued and unpaid interest of the outstanding Notes of such series due and immediately payable.

The description of the Notes and the Indentures contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the 2024 Indenture, the 2026 Indenture and the form of note included in the applicable Indenture, copies of which are filed as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 4.4, respectively, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01. Other Events.

On April 27, 2015, Micron issued a press release with respect to the pricing of its offer and sale of senior notes due 2024 and senior notes due 2026. A copy of this press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
4.1	Indenture, dated as of April 30, 2015, by and between Micron Technology, Inc. and U.S. Bank National Association, as Trustee.
4.2	Indenture, dated as of April 30, 2015, by and between Micron Technology, Inc. and U.S. Bank National Association, as Trustee.
4.3	Form of Note (included in Exhibit 4.1).
4.4	Form of Note (included in Exhibit 4.2).
10.1

Purchase Agreement, dated as of April 27, 2015, by and among Micron Technology, Inc. and Morgan Stanley & Co. LLC, Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC, as representatives of the initial purchasers.

99.1	Press Release of Micron Technology, Inc., dated April 27, 2015, announcing pricing of senior notes offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date: April 30, 2015	By:	/s/ Mark W. Adams
	Name:	Mark W. Adams
	Title:	President

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K

Exhibit No.	Description
4.1	Indenture, dated as of April 30, 2015, by and between Micron Technology, Inc. and U.S. Bank National Association, as Trustee.
4.2	Indenture, dated as of April 30, 2015, by and between Micron Technology, Inc. and U.S. Bank National Association, as Trustee.
4.3	Form of Note (included in Exhibit 4.1).
4.4	Form of Note (included in Exhibit 4.2).
10.1

Purchase Agreement, dated as of April 27, 2015, by and among Micron Technology, Inc. and Morgan Stanley & Co. LLC, Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC, as representatives of the initial purchasers.

99.1	Press Release of Micron Technology, Inc., dated April 27, 2015, announcing pricing of senior notes offering.